Exhibit 15.2

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement No. 333-286042 on Form F-3 of Davis Commodities Limited (the “Company”) of our report dated May 15, 2024, with respect to the consolidated financial statements of the Company appearing in its Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

/s/ OneStop Assurance PAC

Singapore

December 30, 2025